SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2003

PW Eagle, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Ninth Street, Suite 2880, Minneapolis, MN 55402

(Address of Principal Executive Offices) (Zip Code)

(612) 305-0339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements and Exhibits.

(c)	Exhibits:

99.1     Press Release dated April 23. 2003.

Items 9 and 12.     Regulation FD and Results of Operations and Financial Condition

The following information, filed under Item 9 “Regulation FD,” is also intended to be furnished under Item 12 “Results of Operations and Financial Condition.” The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 23, 2003, the Company issued a press release setting forth its operating results for the three months ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The Press Release included reference to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). We consider EBITDA an important indicator of our operational strength and performance, including our ability to pay interest, service debt and fund capital expenditures. Given the nature of our operations, including the tangible assets necessary to carry out our production and distribution activities, depreciation represents our largest non-cash charge. Since this non-cash charge does not affect our ability to service our debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with generally accepted accounting principles. Further, EBITDA is one measure used in the calculation of certain ratios to determine our compliance with the our existing credit facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: April 23, 2003	By	/s/ Dobson West
Dobson West,
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

to

April 23. 2003 Form 8-K

PW Eagle, Inc.

Exhibit Number	Exhibit Description
99.1	Press Release dated April 23, 2003

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